                       1,666,240 SHARES

               HEALTH SYSTEMS INTERNATIONAL, INC.

                      CLASS A COMMON STOCK


              INTERNATIONAL UNDERWRITING AGREEMENT
              ------------------------------------

                                                     May 9, 1996


SMITH BARNEY INC.
DILLON, READ & CO., INC.
DEAN WITTER INTERNATIONAL LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED
ROBERTSON, STEPHENS & COMPANY LLC
VOLPE, WELTY & COMPANY


AS LEAD MANAGERS FOR THE SEVERAL MANAGERS

c/o SMITH BARNEY INC.
    388 Greenwich Street
    New York, New York 10013

Dear Sirs:

         Health Systems International, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 638,875 shares of its Class A Common Stock, par value $0.001 per share (the "Common Stock"), to the several Underwriters named in Schedule II hereto (the "Managers"), and The California Wellness Foundation as the selling stockholder (the "Selling Stockholder") proposes to sell to the several Managers an aggregate of 1,027,366 shares of the Company's Class B Common Stock, par value $0.001 per share, which upon sale to the several Managers is converted into Common Stock (the "Class B Common Stock"). The 638,875 shares of Common Stock to be issued and sold to the Managers by the Company and the 1,027,366 shares of Class B Common Stock to be sold to the Managers by the Selling Stockholder are hereinafter referred to as the "Firm Shares." In addition, solely for the purpose of covering over-allotments, the Selling Stockholder proposes to sell to the Managers, upon the terms and conditions set forth in Section 2 hereof, up to an additional
249,936 shares of Class B Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company and the Selling Stockholder are hereinafter sometimes referred to as the "Sellers."

         It is understood that the Company and the Selling Stockholder are concurrently entering into a U.S. Underwriting Agreement, dated the date hereof (the "U.S. Underwriting Agreement"), providing for



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the sale of 6,664,964 shares of the Common Stock (the "Firm U.S. Shares"), of which 2,555,499 shares will be sold by the Company and 4,109,464 will be sold by the Selling Stockholder (plus an option granted by the Selling Stockholder to purchase up to an additional 999,744] shares of Common Stock (the "Additional U.S. Shares") solely for the purpose of covering over-allotments) through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Smith Barney Inc., Dillon, Read & Co. Inc., Dean Witter Reynolds Inc., Robertson, Stephens & Company LLC, Salomon Brothers Inc and Volpe, Welty & Company are acting as representatives (the "Representatives"). All shares of Common Stock proposed to be offered to the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, including the Firm U.S. Shares and the Additional U.S. Shares, are herein called the "U.S. Shares"; the U.S. Shares and the Shares, collectively, are herein called the "Underwritten Shares."

         The Company and the Selling Stockholder also understand that the Lead Managers and the Representatives have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the Managers and the U.S. Underwriters and that, pursuant thereto and subject to the conditions set forth therein, the Managers may purchase from the U.S. Underwriters a portion of the U.S. Shares or sell to the U.S. Underwriters a portion of the Shares. The Company and the Selling Stockholder understand that any such purchases and sales between the Managers and the U.S. Underwriters shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the U.S. Underwriting Agreement.

         The Sellers wish to confirm as follows their agreement with you (the "Lead Managers") and the other several Managers on whose behalf you are acting, in connection with the several purchases of the Shares by the Managers.

    1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including prospectuses subject to completion, relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment. If an additional registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Additional Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Additional Registration Statement. The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or

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supplement to the registration statement, the Registration Statement, any
Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

         It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement:
"U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

    2.   AGREEMENTS TO SELL AND PURCHASE.   Upon the basis of the
representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, the Company hereby agrees to issue and sell to each Manager and each Manager agrees, severally and not jointly, to
purchase from the Company, at a purchase price of $      per share (the
"purchase price per share"), the number of Firm Shares that bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Manager in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholder.

    Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, the Selling Stockholder agrees to sell to each Manager and each Manager agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share, the number of Firm Shares that bears the same proportion to the number of Firm Shares set forth opposite the name of the Selling Stockholder in
Schedule I hereto as the number of Firm Shares set forth opposite the name of such Manager in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholder.

    Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Selling Stockholder also agrees to sell to the Managers, and the

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Managers shall have the right to purchase from the Selling Stockholder, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised prior to 5:00 p.m., New York City time, on the 30th day after the date of the International Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 300,000 Additional Shares from the Selling Stockholder. Upon any exercise of the over-allotment option, each Manager, severally and not jointly, agrees to purchase from the Selling Stockholder the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the number of Additional Shares to be sold by the Selling Stockholder as the number of Firm Shares set forth opposite the name of such Manager in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Selling Stockholder.

         Each Manager represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof, (i) it is not purchasing any Shares for the account of a U.S. or Canadian Person, and (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any International Prospectus inside the United States or Canada or to any U.S. or Canadian Person.


    3. TERMS OF PUBLIC OFFERING. The Sellers have been advised by you that the Managers propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the International Prospectus.

    4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Managers of and payment for the Firm Shares shall be made at the offices of McDermott, Will & Emery, 227 West Monroe, Chicago, IL 60606 at 10:00 A.M., New York City
time], on May          , 1996 (the "Closing Date").  The place of closing for
the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Selling Stockholder.

    Delivery to the Managers of and payment for any Additional Shares to be purchased by the Managers shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Managers to the Selling Stockholder of the Managers' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Selling Stockholder.

    Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates and stock powers evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

    5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Managers as follows:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto or any Additional Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment or Additional Registration Statement has become effective.

         (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will furnish to you, without charge (i) seven signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, and the Incorporated Documents thereto as you may request.

         (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses or, prior to the end of the period of time referred to in the first sentence in subsection
(f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or with respect to which you shall not previously have been consulted or (ii) so long as, in the opinion of counsel for the Managers a prospectus is required to be delivered in connection with sales by any Manager or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Lead Managers for the Managers, prior to or concurrently with such filing.

         (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter request, copies of

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each International Prepricing Prospectus.  The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Managers and by dealers, prior to the date of the International Prospectus, of each International Prepricing Prospectus so furnished by the Company.

         (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the Managers an International Prospectus is required by the Act to be delivered in connection with sales by any Manager or dealer, the Company will expeditiously deliver to each Manager and each dealer, without charge, as many copies of the International Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the International Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Managers and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the International Prospectus is required by the Act to be delivered in connection with sales by any Manager or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Managers is required to be set forth in the International Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the International Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Act, the Exchange Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Managers and dealers a reasonable number of copies thereof. In the event that the Company and you, as Lead Managers for the several Managers, agree that either the Prospectuses should be amended or supplemented, or that a document should be filed under the Exchange Act which upon filing becomes an Incorporated Document, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

         (g) The Company will cooperate with you and with counsel for the Managers in connection with the registration or qualification of the Shares for offering and sale by the several Managers and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

         (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

         (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the

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New York Stock Exchange, and (ii) from time to time such other information concerning the Company as you may request.

         (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Managers because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Lead Managers for all out-of-pocket expenses (including fees and expenses of counsel for the Managers) incurred by you in connection herewith.

         (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses under the caption "Use of Proceeds."

         (l) If Rule 430A of the Act is employed or if Rule 424(b) is otherwise applicable, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

         (m) For a period of 90 days after the date hereof (the "Lock up Period"), the Company will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock or Class B Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock or Class B Common Stock) except (i) for sales to the Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, (ii) the issuance of Class A Common Stock by the Company pursuant to acquisitions, mergers or other similar transactions, and
(iii) the issuance of shares by the Company pursuant to employee and non-employee director stock options and the issuance or granting of shares or options by the Company pursuant to employee benefit, stock option, employee stock purchase and compensation plans of the Company.

         (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current executive officers and directors and each of its stockholders designated by you.

         (o) Except as stated in this Agreement and in the U.S. Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (p) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange prior to or concurrently with the effectiveness of the registration statement.

         (q) The Company will use its best efforts to satisfy on or before the Closing Date all conditions to the Managers' obligations to purchase the Shares.

    6. AGREEMENTS OF THE SELLING STOCKHOLDER. The Selling Stockholder agrees with the several Managers as follows:

         (a) The Selling Stockholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

         (b) The Selling Stockholder will pay all federal and other taxes, if any, on the transfer or sale of any Shares that are sold by the Selling Stockholder to the Managers.

         (c) The Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares by the Selling Stockholder pursuant to this Agreement.

          (d) The Selling Stockholder has executed or will execute a "lock-up" letter as provided in Section 5(n) above and will not offer, sell, contract to sell or otherwise dispose of any Common Stock or Class B Common Stock or any securities convertible into, or exercisable for Common Stock or Class B Common Stock, except for the sale of Shares to the Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, prior to the expiration of 90 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.

         (e) Except as stated in this Agreement and the U.S. Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, the Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

    7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Manager that:

         (a) Each International Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act; except that this representation and warranty does not apply to statements in or omissions from such International Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to and furnished by any Manager or U.S. Underwriter to the Company in writing by a Manager through the Lead Managers through you or by a U.S. Underwriter through the Representatives expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

         (b) The Company meets the requirements for the use of Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or Additional Registration Statement shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act at the respective effective dates of the Registration Statement or any post-effective amendment thereto or Additional Registration Statement and at the respective dates of the Prospectuses and any supplement or amendment thereto. The Registration Statement and any post-effective amendment or Additional Registration Statement, at the respective effective dates thereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectuses and any amendment or supplement thereto, at the respective dates thereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any Manager or U.S. Underwriter and furnished to the Company in writing by a Manager through the Lead Managers or by a U.S. Underwriter through the Representatives expressly for use therein.

         (c) The Incorporated Documents heretofore filed were filed in a timely manner with the Commission, and when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) conformed in all material respects to the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (d) All the outstanding shares of Common Stock of the Company and (except as expressly disclosed in the Registration Statement, the Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto) all the outstanding shares of Class B Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectuses.

         (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

         (f) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business to the extent so described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

         (g) There are no legal or governmental actions, suits, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or against or involving any of its officers, directors or employees in connection with the business or affairs of the Company, including, without limitation, any claims for indemnification arising under any agreement to which the Company is a party, or to which the Company or any of the Subsidiaries or any of their respective properties, is subject which could have a Material Adverse Effect (including, without limitation, any proceeding to revoke or deny renewal of any Permits (as defined herein) of the Company or any of the Subsidiaries) that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments relating to the Company that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act. Any descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Prospectuses are correct in all material respects. The Company is not subject to or in default with respect to any writ, order, judgment, injunction or decree which could have a Material Adverse Effect.

         (h) Neither the Company nor any of the Subsidiaries is in (i) violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults in the aggregate would not have a Material Adverse Effect).

         (i) Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement or the U.S. Underwriting Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, except any such conflict, breach, default or violation which could not have a Material Adverse Effect, or (iii) will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject other than security interests granted pursuant to the Credit Agreement, except for any such lien, charge or encumbrance that would not have a Material Adverse Effect.

         (j) The accountants, Deloitte & Touche LLP, who have certified or shall certify the financial statements included or incorporated by reference into the Registration Statement or the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Act.

         (k) The financial statements, together with related schedules and notes included or incorporated by reference into the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference into the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the books and records of the Company and its Subsidiaries. The pro forma financial statements and other pro forma financial information (including the notes thereto) included in or incorporated by reference into the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with applicable requirements of the Act (including Article 11 of Regulation S-X), have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly computed on the basis described therein. The assumptions used in preparation of the pro forma financial statements and other pro forma financial information included in or incorporated by reference into the Registration Statement and the Prospectuses are reasonable, and the adjustments used therein are reasonably appropriate to give effect to the transactions or circumstances referred to therein.

         (l) The execution and delivery of, and the performance by the Company of its obligations under, each of this Agreement and the U.S. Underwriting Agreement have been duly and validly authorized by the Company, and each of this Agreement and the U.S. Underwriting Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

         (m) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that could result in a Material Adverse Effect, and there has not been any change in the capital stock of the Company (other than the issuance of Common Stock upon exercise of options under the Company's stock option plans described in the Prospectus), or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any development having or which may reasonably be expected to have, a Material Adverse Effect.

         (n) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole.

         (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

         (p) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, including, without limitation, such Permits as are required (x) under such federal and state health care laws as are applicable to the Company or any of the Subsidiaries or any of their respective businesses, (y) with respect to those facilities that are owned, or leased or managed by the Company or any Subsidiary that participate in Medicare and/or Medicaid, to receive reimbursement thereunder, and (z) under such insurance laws and regulations which are applicable to the Company or any of the Subsidiaries, except where the failure to have any such Permit would not have a Material Adverse Effect and subject to such qualifications as may be set forth in the Prospectuses; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses; and, except as described in the Prospectuses, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

         (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (r) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

         (s) The Company and each of the Subsidiaries have filed all material tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in material default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

         (t) Except as described in the Prospectuses, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement, the Registration Statement or consummation of the transactions contemplated by this Agreement or the U.S. Underwriting Agreement, or otherwise. No such rights with respect to shares of Common Stock not listed in Schedule I or Schedule II hereto were exercised nor will be exercised in connection with the sale of the Shares and for a period of 90 days after the date hereof. Except as described in or contemplated by the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company, other than the issuance of Common Stock upon exercise of options under the Company's stock option plans described in the Prospectus.

         (u) The property, assets and operations of each of the Company and the Subsidiaries comply in all material respects with all applicable federal, state or local laws, rules, orders, decrees, judgments, injunctions, licenses, permits or regulations relating to environmental matters (the "Environmental Laws"), except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect. To the best of the Company's knowledge, none of the Company's nor any of the Subsidiaries' property, assets or operations is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release into the environment of any substance regulated by, or form the basis of liability under, any Environmental Laws (a "Hazardous Material") or is in contravention of any federal, state, local or foreign law, order or regulation that would have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice or claim, nor are there pending threatened or reasonably anticipated lawsuits against it with respect to violations of an Environmental Law or in connection with the release or threatened release of any Hazardous Material into the environment. To the best of the Company's knowledge, neither the Company nor any of the Subsidiaries has any material contingent liability in connection with any release or threatened release of Hazardous Material into the environment.

         (v) The Company and the Subsidiaries maintain insurance of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not have a Material Adverse Effect.

         (w) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses except where the lack of such ownership or possession would not have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the foregoing.

         (x) The Company is not and, upon sale of the Shares to be issued and sold in accordance herewith and upon application of the net proceeds to the Company from such sale as described in the

Prospectuses under the caption "Use of Proceeds," will not be an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (y) Neither the Company nor its Subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba.

         (z) The Common Stock has been registered under the Exchange Act in accordance with the rules and regulations thereunder.

         (aa) The Shares have been approved for listing, subject to notice of issuance, on the NYSE.

    8. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to each Manager that:

         (a) The Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, valid and marketable title to the Shares to be sold by the Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Prospectuses.

         (b) The Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement and the International Underwriting Agreement, and upon delivery of and payment for such Shares hereunder, the several Managers will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest, or other encumbrance.

         (c) This Agreement, and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and are the valid and binding agreements of the Selling Stockholder enforceable against the Selling Stockholder in accordance with their terms, except that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

         (d) Neither the sale of the Shares, the execution, delivery or performance of this Agreement, or the U.S. Underwriting Agreement by or on behalf of the Selling Stockholder nor the consummation by or on behalf of the Selling Stockholder of the transactions contemplated hereby and thereby
(i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act or compliance with the securities or Blue Sky laws of various jurisdictions or except as already obtained), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is or may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Selling Stockholder, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to the terms of any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound or to which any of the property or assets of the Selling Stockholder is subject.

         (e) The information pertaining to the Selling Stockholder provided to the Company for inclusion under the caption "Principal and Selling Stockholders" in the Prospectuses, does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (f) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements referred to in the Prospectuses.

         (g) The Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectuses (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless you and each other Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any International Prepricing Prospectus or in the Registration Statement or the International Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Manager or U.S. Underwriter furnished in writing to the Company by or on behalf of any Manager through you as Lead Managers or by or on behalf of any U.S. Underwriter through the Representatives expressly for use in connection therewith; provided, that with respect to the Selling Stockholder, only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or an omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Selling Stockholder furnished to the Company or the U.S. Underwriters by the Selling Stockholder expressly for use in any Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto; provided, further, however, that the indemnification contained in this paragraph (a) with respect to any International Prepricing Prospectus shall not inure to the benefit of any Manager (or to the benefit of any person controlling such Manager) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Manager to any person if a copy of the International Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such International Prepricing Prospectus was corrected in the International Prospectus, provided that the Company has delivered the

International Prospectus to the several Managers in a reasonable quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or the Selling Stockholder may otherwise have.

    (b) If any action, suit or proceeding shall be brought against any Manager or any person controlling any Manager in respect of which indemnity may be sought against the Company or the Selling Stockholder, such Manager or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Manager or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Manager or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Manager or such controlling person and the indemnifying parties and such Manager or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Manager or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Managers and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Manager, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

    (c) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the Selling Stockholder, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Manager, but only with respect to information relating to such Manager furnished in writing by or on behalf of such Manager through you expressly for use in the Registration Statement, the International Prospectus or any International Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any such controlling person or the Selling Stockholder, based on the Registration Statement, the International Prospectus or any International Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Manager pursuant to this paragraph (c), such Manager shall have the rights and duties given to the Company and the Selling Stockholder by paragraph (b) above (except that if the Company or the Selling Stockholder shall have assumed the defense thereof such Manager shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Manager's expense), and the Company, its directors, any such officer, any such controlling person, and the Selling Stockholder shall have the rights and duties given to the
Managers by paragraph (b) above.   The foregoing indemnity agreement shall be in
addition to any liability which the Managers may otherwise have.

    (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Managers on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Managers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Managers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Managers, in each case as set forth in the table on the cover page of the International Prospectus; provided that, in the event that the Managers shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholder or the Managers from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Selling Stockholder, and the underwriting discounts and commissions received by the Managers, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the International Prospectus. The relative fault of the Company and the Selling Stockholder on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or by the Managers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (e) The Company, the Selling Stockholder and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Manager shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, the Selling Stockholder shall not be required to contribute any amount in excess of the aggregate proceeds received by such Selling Stockholder from the sale of its Shares pursuant to this Agreement (net of underwriting discounts and commissions and after deducting expenses). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations to contribute pursuant to this
Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

    (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

    (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Manager or any person controlling any Manager, the Company, its directors or officers or the Selling Stockholder, any director, officer or partner of the Selling Stockholder or any person controlling the Company or the Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Manager or any person controlling any Manager, or to the Company, its directors or officers, or to the Selling Stockholder, any director, officer or partner of the Selling Stockholder or any person controlling the Company or the Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

    10. CONDITIONS OF MANAGERS' OBLIGATIONS. The several obligations of the Managers to purchase the Firm Shares hereunder are subject to the following conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto or an Additional Registration Statement to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment or Additional Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Manager, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

         (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, not contemplated by the Prospectuses, which in your opinion, as Lead Managers for the several Managers, makes it impracticable or inadvisable to proceed with an offering of the Shares.

         (c) You shall have received on the Closing Date an opinion of B. Curtis Westen, Senior Vice President, General Counsel and Secretary for the Company dated the Closing Date and addressed to you, as Lead Managers for the several Managers, to the effect that:

              (i) Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance, except as referred to in the Registration Statement and the Prospectuses (or any amendment or supplement thereto);

              (ii) The Company and each Subsidiary is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect;

              (iii) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid and nonassessable;

              (iv) Neither the Company nor any of the Subsidiaries is (a) in violation of its certificate of incorporation or bylaws, or other organizational documents, nor (b) is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as disclosed in the Registration Statement or Prospectuses (or any amendment or supplement thereto);

              (v) Neither the offer, sale or delivery of the Shares, nor the execution, delivery or performance of the International Underwriting Agreement or the U.S. Underwriting Agreement, nor compliance by the Company with the provisions thereof, nor consummation by the Company of the transactions contemplated thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, the certificate of incorporation or bylaws, or other organizational documents of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is made an exhibit to the Registration Statement or to any Incorporated Document, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, and applicable to the Company, the Subsidiaries, or any of their respective properties, except where any of the foregoing would not have a Material Adverse Effect;

              (vi) Each of the Company and each Subsidiary has full corporate power and authority and, to such counsel's knowledge after reasonable inquiry, such Permits as are required, (A) under such federal and state healthcare laws as are applicable to the Company or any of the Subsidiaries to own, lease and operate their respective properties and to conduct their respective businesses as described in the Prospectuses, and (B) with respect to those facilities owned, leased or managed by the Company or any

Subsidiary that participates in Medicare and/or Medicaid, to receive reimbursement thereunder, except where the failure to so possess any such Permits would not, singularly or in the aggregate, have a Material Adverse Effect;

              (vii) To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of any healthcare law, ordinance, administrative or governmental rule or regulation applicable to them, respectively, or of any decree of any court or governmental agency or body having jurisdiction over them relating thereto, respectively, and, in the course of such counsel's representation of the Company or any Subsidiary, nothing has come to such counsel's attention to cause it to believe that the Company or any Subsidiary is in violation of any other law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it which could have a Material Adverse Effect;

              (viii) There are no legal or governmental actions, suits, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or against or involving any of its officers, directors or employees in connection with the business or affairs of the Company, including, without limitation, any claims for indemnification arising under any agreement to which the Company is a party, which are materially adverse to the Company or any of its Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject which are material to the Company and its Subsidiaries, taken as a whole (including, without limitation, any proceeding to revoke or deny renewal of any Permits (as defined herein) of the Company or any of the Subsidiaries), that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments relating to the Company that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Prospectuses are
accurate in all material respects.   The Company is not subject to or in default
with respect to any writ, order, judgment, injunction or decree which is materially adverse to the Company or any of its Subsidiaries;

              (ix) Each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder; and


              (x) The statements in the Registration Statement and Prospectuses or any Incorporated Document, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

         In addition, such counsel shall state that although such counsel has not undertaken, except as otherwise indicated in his opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and no facts have come to the attention of such counsel that would lead him to believe that the

Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectuses as of their respective dates and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading or that any amendment or supplement to the Prospectuses, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated in the Prospectuses or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectuses or any Incorporated Documents).


         In rendering such opinion as aforesaid, such counsel may, as to matters of law, rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by him or the Company as to laws of any jurisdiction other than the United States or the State of California or the corporation law of the State of Delaware, provided that (1) each such local counsel is reasonably acceptable to the Lead Managers, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Lead Managers and is, in form and substance reasonably satisfactory to them and their counsel, and (3) such counsel shall state in his opinion that he believes that they and the Managers are justified in relying thereon.

         (d) You shall have received on the Closing Date an opinion from McDermott, Will & Emery, Special Counsel to the Company, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, to the effect that:

              (i) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses;

              (ii) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectuses; and, the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock";

              (iii) The Shares to be issued and sold to the U.S. Underwriters and Managers by the Company pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement have been duly authorized and, when issued and delivered to the U.S. Underwriters and Managers against payment therefor in accordance with the terms of the U.S. Underwriting Agreement and the International Underwriting Agreement will be validly issued, fully paid and nonassessable and free of any (A) preemptive rights or (B) to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

              (iv) The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law;

              (v) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

              (vi) The Company has the corporate power and authority to enter into the U.S. Underwriting Agreement and the International Underwriting Agreement and to issue, sell and deliver the Shares to be sold by it to the U.S. Underwriters and Managers as provided therein, and each of the U.S. Underwriting Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

              (vii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Managers as contemplated by the International Underwriting Agreement;

              (viii) (A) The Registration Statement and the Prospectuses and any supplements or amendments thereto (except for the financial statements and notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and (B) each of the Incorporated Documents (except for (1) the financial statements and the notes thereto and the schedules and other financial and statistical data included therein and (2) the Company's two Current Reports on Form 8-K each dated March 15, 1995, the Company's Current Report on Form 8-K dated December 8, 1995, as amended by the Company's Current Report on Form 8-K/A dated March 27, 1996, the Company's Current Report on Form 8-K dated April 10, 1996, and the Company's Current Report on Form 8-K dated May 3, 1996, in each case as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

              (ix) Except as described in or contemplated by the Prospectuses, such counsel does not know of any outstanding option, warrant or other right calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for capital stock of the Company (other than the issuance of Common Stock upon exercise of options under the Company's stock option plans described in the Prospectus); and except as described in the Prospectuses, such counsel does not know of any holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares or the right (other than any such right which has been complied with by the Company or waived) to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement or otherwise, to require registration under the Act of any shares of Common Stock or other securities of the Company; and

              (x) The Company is not and, upon sale of the Shares to be issued and sold by the Company pursuant to this Agreement and the U.S. Underwriting Agreement and upon application of the net proceeds therefrom as described in the Prospectuses under the caption "Use of Proceeds" will not be, an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In addition, such counsel shall state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and no facts have come to the attention of such counsel that would lead them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectuses as of their respective dates and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading or that any amendment or supplement to the Prospectuses, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated in the Prospectuses or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectuses or any Incorporated Documents).

         The opinion of such counsel may be limited to the laws of the United States and the State of New York, State of California, the corporation laws of the State of Delaware, and to the laws of certain other jurisdictions applicable to the Company or a Subsidiary to the extent covered by an opinion or opinions, each dated the Closing Date or the Option Closing Date, as the case may be, of other counsel retained by them or the Company as to the laws of such other jurisdiction, upon which such counsel may rely, provided that (1) each such local counsel is acceptable to the Lead Managers, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Lead Managers and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Managers are justified in relying thereon.

         (e) You shall have received on the Closing Date an opinion of Manatt, Phelps & Phillips, LLP, special counsel for the Selling Stockholder, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, to the effect that:

              (i) The U.S. Underwriting Agreement and the International Underwriting Agreement have each been duly executed and delivered by or on behalf of the Selling Stockholder and are valid and binding agreements of the Selling Stockholder enforceable against the Selling Stockholder in accordance with their respective terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of each of their obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

              (ii) To the knowledge of such counsel, the Selling Stockholder has full legal right, power and authorization and any approval required by law to sell, assign, transfer and deliver good and marketable title to the Shares the Selling Stockholder has agreed to sell pursuant to this Agreement; and upon delivery of such Shares pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement and payment therefor as contemplated herein and assuming that the several U.S. Underwriters and Managers are bona fide purchasers within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC"), the U.S. Underwriters will acquire good and marketable title to such Shares free and clear of any adverse claim (within the meaning of Section 8-302 of the U.C.C.); and

              (iii) To the knowledge of such counsel, the execution and delivery of the U.S. Underwriting Agreement and the International Underwriting Agreement by the Selling Stockholder and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument to which the Selling Stockholder is a party or by which it or any of its assets or property is bound, or any court order or decree or any law, rule, or regulation known to such counsel applicable to the Selling Stockholder or to any of the respective property or assets of the Selling Stockholder.

         In addition, such counsel shall state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement with respect to the Selling Stockholder, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents with respect to the Selling Stockholder), and no facts have come to the attention of such counsel that would lead them to believe that, insofar as such relates to the Selling Stockholder, the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectuses as of their respective dates and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectuses, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated in the Prospectuses or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectuses or any Incorporated Documents or any other information regarding the Company).

         The opinion of such counsel may be limited to the laws of the United States and the State of California, the corporation laws of the State of Delaware, and to the laws of certain other jurisdictions applicable to the Selling Stockholder to the extent covered by an opinion or opinions, each dated the Closing Date or the Option Closing Date, as the case may be, of other counsel retained by them or the Company as to the laws of such other jurisdiction, upon which such counsel may rely, provided that (1) each such local counsel is acceptable to the Lead Managers, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Lead Managers and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Managers are justified in relying thereon.

         (f) You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for the Managers, dated the Closing Date and addressed to you, as Lead Managers for the several Managers, with respect to the matters referred to in clauses (iii) (other than subclause (B) thereof), (v),
(vi), (viii) (other than subclause (B) thereof) and the paragraph immediately following clause (x) of the foregoing paragraph (d) and such other related matters as you may request.


         (g) You shall have received letters addressed to you, as Lead Managers for the several Managers, and dated the date hereof and the Closing Date from Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

         (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term (other than in the ordinary course of business) or long-term debt of the Company from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(h) and in Section 10(i) hereof.

         (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (j) All the representations and warranties of the Selling Stockholder contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Stockholder as to the matters set forth in this Section 10(j) and in Section 10(k) hereof.

         (k) The Selling Stockholder shall not have failed at or prior to the Closing Date to have performed or complied in any material respect with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

         (l) The Shares shall have been listed or approved for listing subject to notice of issuance on the New York Stock Exchange.

         (m) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

         (n) The closing under the U.S. Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

         (o) The Selling Stockholder shall have obtained any requisite consent from the California Department of Corporations relating to the sale of the Selling Stockholder's Shares to the U.S. Underwriters and the Managers.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

         Any certificate or document signed by any officer of the Company or by or on behalf of the Selling Stockholder and delivered to you, as Lead Managers for the several Managers, or to counsel for the Managers, shall be deemed a representation and warranty by the Company or the Selling Stockholder, as the case may be, to each Manager as to the statements made therein.

         The several obligations of the Managers to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h) and paragraphs (j), (k) and
(n) shall be dated the Option Closing Date in question and the opinions or letters called for by paragraphs (c) through (f) shall be revised to reflect the sale of Additional Shares.

    11. EXPENSES. The Sellers agree to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, the Registration Statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements hereof (including the reasonable fees, expenses and disbursements of counsel for the Managers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Managers in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company (which shall not be deemed to include any Manager or any U.S. Underwriter) in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; provided that nothing in this Section 11 shall preclude Sellers from allocating between themselves in any manner they shall determine any such costs or expenses.

    12.  EFFECTIVE DATE OF AGREEMENT.  This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Additional Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment or Additional Registration Statement has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Lead Managers for the several Managers, by notifying the Company and the Selling Stockholder.

         If any one or more of the Managers shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Manager or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Managers are obligated to purchase on the Closing Date, each non-defaulting Manager shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Managers or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Manager or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Managers shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Managers are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Managers or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Manager from liability in respect of any such default of any such Underwriter under this Agreement. The term "Manager" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Manager is obligated, but fails or refuses, to purchase.

    Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

    13. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Manager to the Company or the Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in the Common Stock of the

Company shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement; (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the International Prospectus or to enforce contracts for the resale of the Shares by the Managers.

    Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

    14. INFORMATION FURNISHED BY THE MANAGERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the second and fourth paragraphs under the caption "Underwriting" in any International Prepricing Prospectus and in the International Prospectus constitute the only information furnished by or on behalf of the Managers through you as such information is referred to in Sections 7(b) and 9 hereof.

    15. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at [21600 Oxnard Street, Woodland Hills, California 91367], with a copy to McDermott, Will & Emery, 227 West Monroe St., Chicago, Illinois 60606-5906,
Attention: Bernard S. Kramer, Esq. (ii) if to the Selling Stockholder, to The California Wellness Foundation, 6320 Canoga Avenue, Suite 1700, Woodland Hills, California 91367, Attention: Gary Yates, with a copy to Manatt, Phelps & Phillips, LLP, 11355 W. Olympic Blvd., Los Angeles, California 90064, Attention:
Gordon M. Bava, Esq.; or (iii) if to you, as Lead Managers for the several Managers, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to Dewey Ballantine, 333 South Hope Street, 30th Floor, Los Angeles, CA 90071, Attention:
Robert M. Smith, Esq.


    This Agreement has been and is made solely for the benefit of the several Managers, the Company, its directors and officers, the other controlling persons referred to in Section 9 hereof and the Selling Stockholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Manager of any of the Shares in his status as such purchaser.

    16. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

    This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

    Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the several Managers.

                             Very truly yours,


                             HEALTH SYSTEMS INTERNATIONAL, INC.


                             By
                                --------------------------
                                Name:
                                Title:

                             THE CALIFORNIA WELLNESS FOUNDATION


                             By
                                --------------------------
                                Name:
                                Title:


CONFIRMED AS OF THE DATE FIRST
ABOVE MENTIONED ON BEHALF OF
THEMSELVES AND THE OTHER SEVERAL
MANAGERS NAMED IN SCHEDULE II
HERETO.


SMITH BARNEY INC.
DILLON, READ & CO., INC.
DEAN WITTER INTERNATIONAL LTD.
ROBERTSON, STEPHENS & COMPANY LLC
SALOMON BROTHERS INTERNATIONAL LIMITED
VOLPE, WELTY & COMPANY

AS LEAD MANAGERS FOR THE SEVERAL MANAGERS


By: SMITH BARNEY INC.


By:
    --------------------------
    Managing Director

                                   SCHEDULE I


                          HEALTH SYSTEMS INTERNATIONAL


PART A - FIRM SHARES

                                                   Number of
Selling Stockholder                               Firm Shares
- -------------------                               -----------
California Wellness Foundation                     1,027,366



                                                  -----------
         Total.................................... 1,027,366




PART B - ADDITIONAL SHARES
                                                   Number of
Selling Stockholder                            Additional Shares
- -------------------                            -----------------
California Wellness Foundation                     249,936




         Total..................................   249,936
                                                  -----------
                                                  -----------

                                   SCHEDULE II


                          HEALTH SYSTEMS INTERNATIONAL


      Number of
     Underwriter                                  Firm Shares
     -----------                                  -----------
Smith Barney Inc.

Dillon, Read & Co. Inc.

Dean Witter International Ltd.

Robertson, Stephens & Company LLC

Salomon Brothers International Limited

Volpe, Welty & Company


     Total.......................................  1,666,240
                                                  -----------
                                                  -----------